UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2015

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13631 Progress Boulevard, Suite 400, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(386) 462-6800
(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2015, AxoGen Corporation (“AxoGen”) entered into a License and Services Agreement (the “Agreement”) with Community Blood Center (d/b/a Community Tissue Services) (“CTS”).  Headquartered in Dayton, Ohio. CTS is a nonprofit quality, ethical provider of services to recipients, donor families, medical communities, and community partners through the respectful recovery, processing and distribution of tissue grafts.  CTS, an accredited member of the AATB, is one of the largest nonprofit tissue banks in the United States having in 2014 distributed more than 355,000 tissue grafts to over 5,000 hospitals, physicians and surgeons. The CTS facility and Agreement will provide AxoGen a cost effective, quality controlled and licensed facility to process and package its Avance® Nerve Graft using its employees and processing equipment.  It is anticipated that processing currently being performed at LifeNet Health, Virginia Beach, Virginia will be transferred completely to the CTS facility by the end of first quarter of 2016.

The Agreement is for a 5 year term, subject to earlier termination by either party for cause, or after the two year anniversary of the Agreement without cause, upon 180 days’ notice. Under the Agreement AxoGen pays CTS a facility fee for clean room/processing, storage and office space.  CTS also provides services in support of AxoGen’s processing such as routine sterilization of daily supplies, providing disposable supplies, microbial services and office support.  The service fee is based on a per donor batch rate.

Item 2.02  Results of Operations and Financial Condition

On August 6, 2015, AxoGen, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and six months ended June 30, 2015.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information furnished pursuant to Item 2.02 of this Current Report, including Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lee R. Johnston, Jr., Chief Financial Officer of the Company has been terminated.  Gregory G. Freitag, former Company CFO and current General Counsel and Senior Vice President of Business Development, has been appointed CFO and will serve until a permanent replacement is hired. The Company has begun the search for such replacement. In connection with these changes, Mr. Freitag’s Executive Employment Agreement with the Company, effective as of October 1, 2011, was amended.  This Amendment includes the addition of the title of Chief Financial Officer, sets his annual compensation at $285,000 per year and re-defines his duties and obligations to add those required for his Chief Financial Officer position. Mr. Freitag was also provided an incentive stock option for 83,000 shares at market price. The continuing material terms of Mr. Freitag’s Employment Agreement and his biography are as provided in the Company’s Proxy Statement filed April 14, 2015.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	AxoGen, Inc. Press Release, dated August 6, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 6, 2015

AXOGEN, INC.

By:	/s/ Greg Freitag
Name:	Greg Freitag
Title:	CFO and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	AxoGen, Inc. press release, dated August 6, 2015.